As filed with the U.S. Securities and Exchange Commission on August 16, 2024.

Registration No. 333-266919

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 12 to
FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL ENGINE GROUP HOLDING LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	7376	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room C, 19/F, World Tech Centre

95 How Ming Street, Kwun Tong

Kowloon, Hong Kong

Tel: +852 3955 2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Arila E. Zhou, Esq. Anna J. Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017 Tel: (212) 451-2908	Michael J. Blankenship, Esq. Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002 Tel: (713) 651-2678

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 12 to the Registration Statement on Form F-1 (File No. 333-266919) of Global Engine Group Holding Limited is being filed solely to amend Item 8 of Part II thereof and to file certain exhibits thereto. This Amendment No. 12 does not modify any provision of the preliminary prospectus contained in Part I or Items 6, 7, or 9 of Part II of the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our amended and restated memorandum and articles of association, which became effective on September 7, 2021, empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We have also entered into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering also provides for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1++	Underwriting Agreement
3.1 ++	Amended and Restated Memorandum and Articles of Association.
4.1++	Specimen Certificate for Ordinary Shares
5.1+	Opinion of Forbes Hare regarding the validity of the Ordinary Shares being registered
8.1+	Opinion of Forbes Hare as to BVI tax matters (included in Exhibit 5.1)
8.2+	Opinion of Messina Madrid Law P.A. regarding certain U.S. Federal Income Taxation matters
10.1++	Agreement with 21Vianet Group Limited, dated October 4, 2019
10.2++	Agreement with Diyixian.com Limited, dated January 1, 2020
10.3++	Agreement with Aisly Global Inc, dated January 1, 2021, as amended by that two Supplementary Agreements, dated September 30, 2021 and June 22, 2022, respectively
10.4++	Agreement with Globalengine Corporation Limited, dated July 30, 2020
10.5++	Agreement with Logic Network Limited, dated November 1, 2019
10.6++	Agreement with Logic Network Limited, dated April 1, 2020
10.7++	Agreement with Logic Network Limited, dated November 10, 2021
10.8++	Consultancy Support Service Agreement with Nexsen Limited, dated January 2, 2020
10.9++	Cloud Hosting Service Agreement with Nexsen Limited, dated July 2, 2021
10.10++	Cloud Hosting Service Agreement with Nexsen Limited, dated April 1, 2022
10.11++	Agreement with MDT Innovations Sdn Bdh, dated September 1, 2020
10.12++	Agreement with MDT Innovations Sdn Bdh, dated December 15, 2020
10.13++	Agreement with MDT Innovations Sdn Bdh, dated April 17, 2021
10.14++	Agreement with MDT Innovations Sdn Bdh, dated July 2, 2021
10.15++	Agreement with MDT Innovations Sdn Bdh, dated September 29, 2021
10.16++	Agreement with Intelino Sdn Bhd, dated November 16, 2020
10.17++	Cost Assignment Agreement with Boxasone Limited, dated June 30, 2019
10.18++	Cost Assignment Agreement with Boxasone Limited, dated January 1, 2020, as amended by that certain Cost Assignment Agreement, dated July 1, 2022.
10.19++	Form of Employment Agreement
10.20++	Form of Indemnification Agreement with the Registrant’s directors and officers
10.21++	Cloud Hosting Service Agreement with DataCube Research Centre Limited, dated August 27, 2021, as amended by that certain Supplementary Agreement, dated April 1, 2022
10.22++	Agreement with Flexstream Asia Limited, dated June 1, 2021
10.23++	Agreement with MDT Innovation (Labuan) Ltd, dated January 2, 2022
10.24++	Agreement with Macro Systems Limited, dated March 1, 2021, as amended by that certain Supplementary Agreement, dated January 2, 2022
10.25++	Agreement with Macro Systems Limited, dated March 19, 2021
10.26++	Agreement with Macro Systems Limited, dated March 19, 2021
10.27++	Agreement with Macro Systems Limited, dated September 1, 2020
10.28++	Agreement with Teligent International Limited, dated June 1, 2023
10.29++	Agreement with Intellino Tech Sdn Bhd, dated June 1, 2023, as amended by that certain Amendment to the Agreement, dated June 20, 2023
10.30++	Agreement with Nexsen Limited, dated September 25, 2023
10.31++	Agreement with MDT Innovation (Labuan) Ltd, dated August 30, 2023
10.32++	Agreement with Aisly Global Inc., dated August 30, 2023
16.1++	Letter from Friedman LLP regarding change in registrant’s certifying accountant
21.1++	List of Subsidiaries
23.1+	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
23.2+	Consent of Friedman LLP, Independent Registered Public Accounting Firm
23.2+	Consent of Forbes Hare (included in Exhibit 5.1)
23.3+	Consent of Han Kun Law Offices LLP (included in Exhibit 99.6)
23.4+	Consent of Han Kun Law Offices (included in Exhibit 99.7)
24.1++	Power of Attorney
99.1++	Code of Business Conduct and Ethics of the Registrant
99.2++	Consent of SUNG Pui Hei to be named as a director nominee
99.3++	Consent of CHAN Kin Wah to be named as a director nominee
99.4++	Consent of HUNG Man Ching to be named as a director nominee
99.5++	Consent of CHEUNG Chi Hung to be named as a director nominee
99.6+	Opinion of Han Kun Law Offices LLP regarding certain Hong Kong Legal Matters(1)
99.7+	Opinion of Han Kun Law Offices regarding certain PRC Legal Matters
99.8++	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
99.9++	Audit Committee Charter
99.10++	Nominating and Corporate Governance Committee Charter
99.11++	Compensation Committee Charter
107++	Filing Fee Table

+	Filed herewith
++	Previously filed

(1)	Effective November 28, 2022, Miao & Co. merged with Han Kun Law Offices and the surviving firm, Han Kun Law Offices LLP, commenced practice on the same date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on August 16, 2024.

Global Engine Group Holding Limited

By:	/s/ Andrew, LEE Yat Lung
Andrew, LEE Yat Lung
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew, LEE Yat Lung as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Andrew, LEE Yat Lung	Chief Executive Officer, Director and Chairman of the Board	August 16, 2024
Andrew, LEE Yat Lung	(Principal Executive Officer; Principal Financial Officer and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on August 16, 2024.

U.S. Authorized Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.